SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Industrial Road, San Carlos, California 94070

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 802-0400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2014, the Compensation Committee of the Board of Directors of Natus Medical Incorporated (the “Company”) approved amendments to the form of employment agreement that the Company has entered into with each of its executive officers other than the Chief Executive Officer. Prior to the amendment, these agreements provided for a cash payment in connection with a Change of Control (as defined in the agreement) that was equal to a specified portion of the executive officer’s base salary, ranging from 50% to 100%. Per this amendment, the cash severance in connection with a Change of Control has been revised such that the payment is the specified portion (ranging from 50% to 100%) of the sum of the executive officer’s base salary plus target bonus. The Company intends to enter into amendment agreements with its executive officers promptly to give effect to this change. The Company’s Chief Executive Officer entered into an amended employment agreement with the Company in April 2013 that provides for a cash payment in connection with a Change of Control that is equal to 200% of the sum of base salary plus target bonus, as well as other severance provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: August 1, 2014	By:	/s/ Jonathan A. Kennedy
Jonathan A. Kennedy
Senior Vice President Finance
Chief Financial Officer